Trustmark Mutual Holding Company Contact:
Carol Egan
External Corporate Communications Director
(847) 283-2520
Health Fitness Corporation Contact:
Wes Winnekins
Chief Financial Officer
(952) 897-5275
Trustmark to Acquire Health Fitness Corporation
Acquisition creates broad total population health product platform, opportunities for growth
LAKE FOREST, IL and MINNEAPOLIS, MN, January 21, 2010 — Trustmark Mutual Holding Company and Health Fitness Corporation (NYSE AMEX: FIT) today announced a definitive merger agreement, pursuant to which Trustmark will acquire HealthFitness, an award-winning provider of integrated health and fitness management services, in an all-cash transaction valued at approximately $97 million.
Under the terms of the agreement, Trustmark, through a subsidiary, will commence a tender offer to purchase all outstanding shares of HealthFitness common stock at $8.78 per share in cash. The tender offer price represents a premium of approximately 22% over the closing share price of HealthFitness common stock on January 20, 2010, the last trading day prior to today’s announcement, and a premium of approximately 23% over HealthFitness’ $7.12 average closing share price for the 30 trading days ended January 20, 2010. The tender offer is conditioned on the tender of a majority of the outstanding shares of HealthFitness common stock, calculated on a fully diluted basis, and other customary closing conditions.
The independent members of the HealthFitness Board of Directors have unanimously approved the merger agreement and are recommending HealthFitness’ shareholders adopt the agreement.
The transaction is expected to close in the first quarter of 2010, subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.
The corporate headquarters of HealthFitness will remain in Bloomington, Minnesota, and the company’s current leadership team will retain ongoing responsibility for HealthFitness’ daily operations.
“In HealthFitness, Trustmark has found a company that fits exceptionally well with Trustmark’s strategy to build on and leverage our existing healthcare management, data analytics, and healthcare advocacy services,” said Dave McDonough, Trustmark Chief Executive Officer. “Our knowledge of the healthcare system and experience in complex case management complement their expertise in wellness and fitness. Together, we have the foundation for a broad spectrum of innovative and proven services that help people improve their health, navigate a complex healthcare system, and reduce medical costs. In addition, HealthFitness and several Trustmark divisions share similar target markets. This will strengthen our sales pipeline and enable us to be more effective in helping our customers reach their goals. For example, our experience in one-on-one enrollment of voluntary benefits has the potential to increase employee participation rates in health management and wellness programs.”
“HealthFitness’ Board of Directors and executive team carefully considered Trustmark’s offer and unanimously approved and endorsed this transaction,” said Mark W. Sheffert, Chairman of HealthFitness’ Board of Directors. “We are very pleased to accept Trustmark’s offer, which represents a significant premium for HealthFitness shareholders.”
“When Trustmark approached HealthFitness, it was immediately evident they had put a great deal of thought and research into their total population health strategy, and that the goals and cultures of the two companies align nicely,” said Gregg Lehman, Ph.D., HealthFitness President and Chief Executive Officer. We have developed a great platform at HealthFitness, and our history of growth in the health management market gives us confidence that our success will continue when we join the Trustmark family. We are excited that Trustmark’s resources and our combined distribution channels will support our mission — on a greater scale than possible before — of improving the health and wellbeing of the people we serve.”
McDonough noted that the HealthFitness Research, Development and Outcomes (RDO) Division and independent Science Advisory Board were especially valuable strengths. “Employers are looking for solutions that deliver measurably improved health outcomes and solid returns on investment,” said McDonough. “HealthFitness applies those metrics to every program. Furthermore, the RDO Division will help us accelerate product development to better serve existing Trustmark and HealthFitness customers, as well as win new clients.”
JMP Securities LLC acted as financial advisor to Trustmark. Greene Holcomb & Fisher LLC acted as HealthFitness’ financial advisor and has rendered a fairness opinion to the HealthFitness Board of Directors.
About Health Fitness Corporation
HealthFitness is a leading provider of integrated employee health improvement services to Fortune 500 companies, the healthcare industry and individual consumers. With 30-plus years of experience,

HealthFitness partners with employers to effectively manage healthcare and productivity costs by improving individual health and wellbeing. HealthFitness provides a portfolio of health and fitness management solutions, including best-in-class integration, INSIGHT(R) Health Risk Assessments, screenings, EMPOWERED™ Health Coaching, and fitness facility design and management. For more information on HealthFitness, visit www.hfit.com.
About The Trustmark Companies
Through its subsidiaries and operating divisions, Trustmark provides access to a full spectrum of flexible benefit solutions, including benefits administration, voluntary and group medical benefits, and healthcare management programs. The success of each Trustmark company is based on building and maintaining trust through personal, responsive service and flexible benefit solutions. For more information on Trustmark, visit www.trustmarkcompanies.com.
Forward-Looking Statements
This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements about the anticipated timing of the closing of the transaction involving Trustmark and HealthFitness and the expected benefits of the transaction, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Trustmark’s and HealthFitness’ expectations and projections.
Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; the tender of a majority of the outstanding shares of common stock of HealthFitness, calculated on a fully diluted basis; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the potential that market segment growth will not follow historical patterns; general industry conditions and competition; business and economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; domestic and foreign governmental laws and regulations; and trends toward healthcare cost containment. Trustmark can give no assurance that any of the transactions related to the tender offer will be completed or that the conditions to the tender offer and the merger will be satisfied. A further list and description of additional business risks, uncertainties and other factors can be found in HealthFitness’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as other HealthFitness SEC filings. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov and www.hfit.com. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Trustmark’s or HealthFitness’ ability to control or predict. Neither Trustmark nor HealthFitness undertakes to update any forward-looking statements as a result of new information or future events or developments.
Important Additional Information
The tender offer (the “Offer”) described in this press release for all of the outstanding shares of common stock of Health Fitness Corporation (“HealthFitness”) has not yet commenced. Trustmark Mutual Holding Company (“Trustmark”) and its wholly-owned subsidiaries Trustco Holdings, Inc. (“Trustco Holdings”) and Trustco Minnesota, Inc. (“Trustco Minnesota”) intend to file a Tender Offer Statement on Schedule TO (including an Offer to Purchase, Letter of Transmittal and related tender offer documents, the “Tender Offer Documents”) with the Securities and Exchange Commission (the “SEC”). This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of HealthFitness, nor is it a substitute for the Tender Offer Documents. Investors and HealthFitness shareholders are strongly advised to read the Tender Offer Documents, the related Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed by HealthFitness with the SEC, and other relevant materials when they become available, because they will contain important information.
Investors and HealthFitness shareholders can obtain copies of these materials (and all other related documents filed with the SEC) when available, at no charge on the SEC’s website at www.sec.gov. Copies can also be obtained at no charge by directing a request to Trustmark Mutual Holding Company at Trustmark Companies, 400 Field Drive, Lake Forest, Illinois 60045, Attention: Carol Egan, or by phone at (847) 283-2520. Investors and HealthFitness shareholders may also read and copy any reports, statements and other information filed by Trustmark, Trustco Holdings, Trustco Minnesota or HealthFitness with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.